Exhibit 99.1
Ralliant Reports Second Quarter 2026 Results and Raises Full Year Guidance

•Revenue of $568 million, up 13% year-over-year with double-digit revenue growth in both segments
•Net earnings margin of 10.1%; adjusted EBITDA margin of 19.8%
•Net earnings per diluted share (“EPS”) of $0.51; adjusted EPS of $0.68
•Trailing twelve-month (“TTM”) operating cash flow of $365 million and TTM free cash flow of $328 million
•Progressing against RBS-led Enterprise Productivity Program; on track to deliver $50-60 million of annualized run-rate savings by 2028

•Completed $100 million accelerated share repurchase (“ASR”) program in Q2, contributing to $161 million of total capital returned to shareholders year-to-date

RALEIGH, N.C., July 30, 2026 - Ralliant Corporation (“Ralliant” or the “Company”) (NYSE: RAL) today announced financial results for the second quarter of 2026.

For the second quarter, revenue of $568 million was up 13% year-over-year on both a total and organic basis.

Net earnings were $57 million, and adjusted net earnings were $76 million, resulting in EPS of $0.51 and adjusted EPS of $0.68.

Net earnings margin was 10.1%, a 60 basis point improvement year-over-year. Adjusted EBITDA margin was 19.8%, flat year-over-year. On a normalized basis, adjusted EBITDA margin improved 390 basis points year-over-year1.

“Our second quarter performance exceeded the high end of our guidance, and we are raising 2026 full year guidance,” said Tami Newcombe, President and Chief Executive Officer. “These results reflect the strength of our portfolio, the power of the Ralliant Business System, and the disciplined execution of our teams around the world.”

Ms. Newcombe continued, “As we celebrate Ralliant's first year as an independent company, we are making meaningful progress executing our profitable growth strategy. Our operating rigor is enabling us to help customers address critical needs across electrification and defense while converting strong secular demand into accelerated growth, share gains, and expanding profitability. At the same time, we are on track to deliver $10 to $12 million of savings this year
1 “Normalized basis” refers to adjusting 2025 periods to reflect the Company’s post-spin cost structure. Normalized adjusted EBITDA margin (including segment normalized adjusted EBITDA margin) is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures and Other Information” below for more information.

with our Enterprise Productivity Program, which has already begun to add to margin expansion and cash generation, creating additional capacity to invest in strategic growth opportunities. Supported by a strong balance sheet and disciplined capital allocation, we remain well positioned to create long-term value for shareholders.”

Second Quarter 2026 Segment Highlights
(All results compared with the second quarter of 2025 unless otherwise noted.)

Sensors & Safety Systems (S&SS)
Power grid monitoring solutions, defense and space technologies, industrial sensors for demanding environments

•Revenue of $347 million, up 12%, and up 11% organically
•Operating profit of $99 million and operating profit margin of 28.4%, up 24% and up 290 basis points, respectively
•Adjusted EBITDA of $102 million and adjusted EBITDA margin of 29.4%, up 16% and up 100 basis points, respectively; up 350 basis points on a normalized basis
Industrial Manufacturing and Other end markets accelerated during the quarter, reflecting a broadening short-cycle industrial recovery. In Defense & Space, growth was driven by continued execution against a multi-year backlog supporting the replenishment of critical missile and munitions programs. Utilities delivered record quarterly orders and revenue as customers continued to invest in grid modernization and reliability projects supported by durable secular demand.

Operating profit margin and adjusted EBITDA margin expanded during the quarter, driven primarily by operating leverage on higher volumes, pricing actions, and productivity savings, partially offset by higher variable employee compensation. Operating profit margin also benefited from lapping pre-spin corporate cost allocations. On a normalized basis, adjusted EBITDA margin expansion was similarly driven by operating leverage, pricing benefits, and productivity savings.

Test & Measurement (T&M)
Precision instruments and services for advanced electronics

•Revenue of $221 million, up 15%, and up 16% organically
•Operating profit of $5 million and operating profit margin of 2.4%, up 138% and 980 basis points, respectively
•Adjusted EBITDA of $32 million and adjusted EBITDA margin of 14.7%, up 86% and 560 basis points, respectively; up 750 basis points on a normalized basis
Growth was broad-based across the segment during the quarter. Diversified Electronics continued to benefit from strong customer investment in electrification. Communications was supported by data center, defense, and government demand. Semiconductor returned to growth as market conditions improved, particularly in power semiconductor applications.

Profitability improved meaningfully, with both operating profit margin and adjusted EBITDA margin expanding year-over-year. Higher volume, pricing realization, and productivity savings drove strong operating leverage, partially offset by higher variable employee compensation. Operating profit margin also benefited from lapping prior-year pre-spin corporate cost allocations. On a normalized basis, adjusted EBITDA margin expansion was similarly driven by operating leverage, pricing benefits, and productivity savings.

Balance Sheet and Cash Flow

On a reported basis, the Company generated $106 million of cash flows from operating activities and invested $6 million in capital expenditures in the second quarter. On a TTM basis, the Company generated $365 million of cash flows from operating activities and $328 million in free cash flow. At the end of the second quarter, the Company had $271 million of cash and equivalents and $1.15 billion of long-term debt.

Year-to-date, the Company returned $161 million of capital to shareholders through $11 million of dividend payments, and $150 million towards the repurchase of an aggregate of 2.8 million shares for an average price per share of $54.74 (including repurchases under the previously announced ASR program). During the quarter, the Company repurchased 1.6 million shares of common stock for $100 million under the ASR program, which fully settled during the quarter. At the end of the second quarter, $400 million remained under the Company’s share repurchase authorization.

OUTLOOK2
Third Quarter 2026
For the third quarter of 2026, Ralliant is providing the following outlook:

•Revenue: $570 to $590 million
•Adjusted EBITDA margin: 20.5% to 21.5%
•Adjusted EPS: $0.72 to $0.78
Assumptions

•Net interest expense of $14 to $16 million
•Adjusted effective tax rate of 16% to 18%
•Weighted average diluted shares outstanding of approximately 112 million
Full Year 2026

For the full year 2026, Ralliant is providing the following updated outlook:

2 Ralliant does not provide a reconciliation for non-GAAP estimates for adjusted EBITDA margin, adjusted EPS, or adjusted effective tax rate on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Reconciliation of GAAP to Non-GAAP Financial Measures and Other Information” below for more information.

•Revenue: $2.250 to $2.300 billion
•Adjusted EBITDA margin: 20.0% to 21.0%
•Adjusted EPS: $2.76 to $2.90

Assumptions

•Tariff assumptions are based on policy announcements as of July 24, 2026; expect to continue to fully offset tariff cost; inclusive of small benefit from tariff refunds received through Q2 that will be recognized in cost of sales

•Geopolitical environment remains consistent without more severe disruption from Middle East conflict
•Corporate & Other costs of approximately $20-23 million per quarter in the second half of the year, an increase primarily driven by Enterprise Productivity Program stand-up costs, optimizing G&A costs across the enterprise that results in net savings, but shifts some costs from the segments into corporate, and higher variable compensation
•Net interest expense and adjusted effective tax rate consistent with Q3 guidance
•Diluted shares outstanding of approximately 112 million
•Share repurchases to represent approximately 50% of free cash flow
CONFERENCE CALL DETAILS
Ralliant will hold a conference call on Thursday, July 30, 2026, at 8:30 a.m. ET to discuss the quarterly results and future outlook. The audio webcast and accompanying slide presentation will be accessible on the “Investors” section of Ralliant’s website, investors.ralliant.com, under “Events/Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.

The conference call can be accessed by dialing 877-407-8211 within the U.S. or +1 201-389-0902 outside the U.S. a few minutes before 8:30 a.m. ET and notifying the operator that you are dialing in for Ralliant’s earnings conference call. Access to the real-time audio webcast may be found on the Ralliant Investor Relations website at investors.ralliant.com, where related materials will be posted prior to the conference call and a replay of the webcast will be available for six months following the conference call.

ABOUT RALLIANT

Ralliant is a global provider of precision technologies that specializes in designing, developing, manufacturing, and servicing precision instruments and highly engineered products. Ralliant’s two strategic reporting segments — Sensors & Safety Systems and Test & Measurement — include well-known brands with leading positions in their markets. The Company’s businesses empower engineers with precision technologies essential for breakthrough innovation that brings advanced technologies to the market faster and more efficiently. With over 150 years of operating experience and enduring customer trust, the Company is known for delivering innovative, high-quality products with the precision that mission-critical systems demand.

Ralliant is headquartered in Raleigh, North Carolina and employs a team of approximately 7,000 research and development, manufacturing, sales, distribution, service, and administrative employees. The Company’s global footprint enables a unique 'engineer to engineer' approach, which allows it to build enduring trust, credibility, and partnerships with customers across both Fortune 1000 companies and next-generation start-up enterprises. With a culture rooted in continuous improvement, the core of the Company’s operating model is the Ralliant Business System. For more information please visit: www.ralliant.com.

NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this earnings release also references “adjusted net earnings,” “adjusted EPS,” “adjusted EBITDA” (including segment adjusted EBITDA), “adjusted EBITDA margin” (including segment adjusted EBITDA margin), “normalized adjusted EBITDA margin” (including segment normalized adjusted EBITDA margin), “free cash flow,” “adjusted effective tax rate,” and “organic revenue growth” (including segment organic revenue growth), which are non-GAAP financial measures. The reasons why the Company believes these measures, when used in conjunction with the most directly GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, reconciliations of certain of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in “Reconciliation of GAAP to Non-GAAP Financial Measures and Other Information” below. Such non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Ralliant in this earnings release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS

Certain statements included in this earnings release are “forward-looking statements” within the meaning of the U.S. federal securities laws. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: anticipated financial results, outlook or guidance, assumptions underlying such outlook or guidance (including the effects of tariffs and our ability to offset them, and the geopolitical climate, including the ongoing conflict in the Middle East); cash flows, the Company’s liquidity position or other financial measures; management’s plans and strategies for future operations and growth, including statements relating to anticipated operating performance, cost reductions, productivity, and savings initiatives, restructuring activities, new product and service developments, customer demand, competitive strengths or market position, acquisitions, divestitures, strategic opportunities, stockholder value creation, and capital allocation priorities, including stock repurchases and dividends; the effects of the separation from Fortive on the Company; growth, declines and other trends in markets the Company sells into, including the expected impact of trade and tariff policies (including tariff refunds), and increased demand in the Defense and Space end market; changes in government contracting requirements and federal spending; new or modified laws, regulations and accounting pronouncements; outstanding claims, legal proceedings, tax audits, and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; tax rates, tax provisions, and the impact of changes to tax laws; general economic and capital markets conditions, including expected impact of inflation or interest rate changes; impact of geopolitical events and other hostilities; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that the Company intends or believes will or may occur in the future.

Terminology such as “believe”, “expect”, “anticipate”, “forecast”, “positioned”, “intend”, “plan”, “project”, “estimate”, “grow”, “will”, “should”, “could”, “would”, “may”, “strategy”, “opportunity”, “possible”, “potential”, “outlook”, “assumptions”, “target”, and “guidance” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by management of the Company in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks and uncertainties set forth under “Information Relating to Forward-Looking Statements and Risk Factor Summary,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2026, and under “Information Relating to Forward-Looking Statements,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2026 and to be filed with the SEC on July 30, 2026.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments, and business decisions contemplated by the Company’s forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date of the document or other communication in which they are made (or such earlier date as may be specified in such statement). Ralliant assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments, or otherwise.

The timing and amount of share repurchases will be determined by Ralliant based on its evaluation of market conditions and other factors. The Company’s stated plans do not obligate Ralliant to acquire any particular amount of shares and may be suspended or discontinued at any time.

INVESTOR CONTACT	MEDIA CONTACT
Nathan McCurren	Alvenia Scarborough
Vice President, Investor Relations	Vice President, Communications
Ralliant Corporation	Ralliant Corporation
Investors@ralliant.com	Media@ralliant.com

Source: Ralliant Corporation

RALLIANT CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Sales	$567.8	$503.3	$1,102.3	$985.1
Cost of sales	(274.9)	(255.0)	(537.1)	(493.4)
Gross profit	292.9	248.3	565.2	491.7
Operating expenses:
Selling, general and administrative	(166.0)	(147.4)	(326.5)	(275.7)
Research and development	(44.7)	(42.0)	(88.4)	(83.3)
Operating profit	82.2	58.9	150.3	132.7
Non-operating expense, net:
Interest expense, net	(13.8)	—	(28.4)	—
Other non-operating income (expense), net	0.1	—	(0.4)	(0.5)
Earnings before income taxes	68.5	58.9	121.5	132.2
Income tax expense	(11.3)	(11.3)	(20.1)	(20.7)
Net earnings	$57.2	$47.6	$101.4	$111.5

Net earnings per share:
Basic	$0.51	$0.42	$0.91	$0.99
Diluted	$0.51	$0.42	$0.90	$0.99
Average common stock and common equivalent shares outstanding:
Basic	111.4	112.7	111.9	112.7
Diluted	112.6	112.7	112.9	112.7
This information is presented for reference only. When filed, a complete copy of Ralliant’s Form 10-Q financial statements will be available on the Ralliant Investor Relations website (investors.ralliant.com).

RALLIANT CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions) (Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Sales:
Sensors and safety systems	$346.5	$310.8	$670.8	$604.1
Test and measurement	221.3	192.5	431.5	381.0
Total	$567.8	$503.3	$1,102.3	$985.1

Operating profit (loss):
Sensors and safety systems	$98.5	$79.5	187.3	166.5
Test and measurement	5.4	(14.3)	$2.1	$(26.2)
Unallocated corporate costs and other(a)	(21.7)	(6.3)	(39.1)	(7.6)
Total	$82.2	$58.9	$150.3	$132.7

Operating profit (loss) margins:
Sensors and safety systems	28.4%	25.6%	27.9%	27.6%
Test and measurement	2.4%	(7.4)%	0.5%	(6.9)%
Total	14.5%	11.7%	13.6%	13.5%
(a) Amounts primarily related to standalone public company costs
This information is presented for reference only. When filed, a complete copy of Ralliant’s Form 10-Q financial statements will be available on the Ralliant Investor Relations website (investors.ralliant.com).

RALLIANT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
($ and shares in millions, except per share amounts)

	July 3, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and equivalents	$270.9	$318.8
Accounts receivable less allowance for credit losses of $8.5 and $7.8, respectively	291.8	285.3
Inventories:
Finished goods	64.8	63.5
Work in process	149.4	119.5
Raw materials	122.8	118.6
Inventories, net	337.0	301.6
Prepaid expenses and other current assets	72.3	70.4
Total current assets	972.0	976.1
Property, plant and equipment, net of accumulated depreciation of $471.0 and $468.7, respectively	213.5	214.2
Other assets	168.5	163.7
Goodwill	1,614.8	1,672.4
Other intangible assets, net	736.9	795.2
Total assets	$3,705.7	$3,821.6

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$—	$530.4
Trade accounts payable	277.1	263.7
Accrued expenses and other current liabilities	360.8	365.6
Total current liabilities	637.9	1,159.7
Long-term debt	1,148.5	618.4
Other long-term liabilities	385.4	409.2
Total liabilities	2,171.8	2,187.3
Commitments and contingencies (Note 8)

Equity:
Common stock: $0.01 par value, 1,300.0 shares authorized; 113.4 and 112.9 issued; and 110.6 and 112.9 outstanding, respectively	1.1	1.1
Preferred stock: $0.01 par value, 10.0 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	3,253.8	3,223.4
Treasury stock, at cost	(151.5)	—
Accumulated deficit	(1,255.0)	(1,345.3)
Accumulated other comprehensive loss	(314.5)	(244.9)
Total equity	1,533.9	1,634.3
Total liabilities and equity	$3,705.7	$3,821.6
This information is presented for reference only. When filed, a complete copy of Ralliant’s Form 10-Q financial statements will be available on the Ralliant Investor Relations website (investors.ralliant.com).

RALLIANT CORPORATION AND SUBSIDIARIES
CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF CASH FLOWS
($ in millions) (Unaudited)

	Six Months Ended
	July 3, 2026	June 27, 2025
Cash flows from operating activities:
Net earnings	$101.4	$111.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Amortization	44.5	42.2
Depreciation	15.2	13.3
Stock-based compensation	22.9	14.6
Gain on settlement of investments	(0.6)	—
Change in accounts receivable, net	(8.1)	13.8
Change in inventories	(36.3)	(10.1)
Change in trade accounts payable	13.2	(20.9)
Change in prepaid expenses and other assets	(4.0)	(28.6)
Change in accrued expenses and other liabilities	(23.6)	21.6
Net cash provided by operating activities	124.6	157.4

Cash flows from investing activities:
Purchases of property, plant and equipment	(15.1)	(17.2)
Proceeds from settlement of investments	0.6	—
Proceeds from sale of property	—	1.5
Net cash used in investing activities	(14.5)	(15.7)

Cash flows from financing activities:
Net proceeds from borrowings	59.2	1,146.8
Repayment of borrowings	(60.0)	—
Repurchase of common shares	(151.5)	—
Dividends paid	(11.1)	—
Other financing activities	6.9	—
Consideration paid to Former Parent in connection with separation	—	(1,150.0)
Net transfers from Former Parent	—	47.3
Net cash (used in) provided by financing activities	(156.5)	44.1

Effect of exchange rate changes on cash and equivalents	(1.5)	12.8
Net change in cash and equivalents	(47.9)	198.6
Beginning balance of cash and equivalents	318.8	—
Ending balance of cash and equivalents	$270.9	$198.6
This information is presented for reference only. When filed, a complete copy of Ralliant’s Form 10-Q financial statements will be available on the Ralliant Investor Relations website (investors.ralliant.com).

RALLIANT CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
This earnings release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP below. Management believes that each of the non-GAAP financial measures described below provide useful information to investors by reflecting additional ways of viewing aspects of the operations of Ralliant Corporation (“Ralliant”, the “Company”, “its”, or “their”), that when reconciled to the corresponding most directly comparable GAAP measure, help its investors to understand the long-term profitability trends of its business, and facilitate comparisons of its operational performance and profitability to prior and future periods and to its peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Ralliant does not provide a reconciliation for non-GAAP estimates for adjusted diluted net earnings per share (“EPS”), adjusted earnings before income taxes, interest, depreciation, and amortization (“EBITDA”) margin (including segment adjusted EBITDA margin), or adjusted effective tax rate on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. These items are uncertain, depend on various factors and may have a substantial and unpredictable impact on the Company’s GAAP results.
Adjusted net earnings, adjusted diluted EPS, adjusted EBITDA (including segment adjusted EBITDA), normalized adjusted EBITDA (including segment normalized adjusted EBITDA), adjusted EBITDA margin (including segment adjusted EBITDA margin), and normalized adjusted EBITDA margin (including segment normalized adjusted EBITDA margin)
Ralliant discloses the non-GAAP measures of historical adjusted net earnings, historical adjusted diluted EPS, historical adjusted EBITDA (including historical segment adjusted EBITDA), and historical adjusted EBITDA margin (including historical segment adjusted EBITDA margin) which to the extent applicable, makes the following adjustments to the most comparable GAAP measures:
•Excluding on a pretax basis amortization of acquisition related intangible assets;
•Excluding on a pretax basis acquisition and divestiture related adjustments and costs;
•Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “discrete restructuring charges”);
•Excluding on a pretax basis Fortive Corporate Allocations in the second quarter of 2025.
In addition, with respect to the non-GAAP measures of historical adjusted net earnings and historical adjusted diluted net earnings per share, Ralliant makes the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying the overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). The Company expects to apply the overall estimated effective tax rate to each adjustment going forward.

Normalized adjusted EBITDA (including segment normalized adjusted EBITDA) for the second quarter of 2025 refers to adjusted EBITDA further adjusted to reflect additional standalone public company costs on a full year basis in order to improve comparability, as results in periods prior to and shortly following the separation from Fortive were impacted by separation-related factors.
Normalized adjusted EBITDA margin (including segment normalized adjusted EBITDA margin) for the second quarter of 2025 refers to normalized adjusted EBITDA as a percentage of GAAP revenue.
Amortization of Acquisition Related Intangible Assets
As a result of Ralliant’s acquisition activity, there was significant amortization expense associated with definite-lived intangible assets. The Company excludes the amortization expense of acquisition related intangible assets incurred in each period, and impairment charges incurred, if any. Management believes that this adjustment provides investors with additional insight into the Company’s operational performance and profitability as such impacts are not related to its organic business performance.
Acquisition and Divestiture Related Adjustments and Costs
While Ralliant has a history of acquisition and divestiture activity, the Company does not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration, and restructuring costs related to completed or announced transactions, and the non-recurring gains on divestitures of businesses or assets are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. The Company adjusts for transaction costs, acquisition related fair value adjustments to inventory, integration costs, and corresponding restructuring charges related to acquisitions, in each case, incurred in a given period.
Discrete Restructuring Charges
Ralliant excludes costs incurred pursuant to discrete restructuring plans that are fundamentally different in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans originating from significant macroeconomic trends or material disruptions to operations, economy, or capital markets from the ongoing productivity improvements that result from application of the Ralliant Business System or from execution of general cost saving strategies. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of business and management believes are not indicative of ongoing operating costs in a given period, the Company excludes these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition are not included in this adjustment but are instead included in acquisition and divestiture related items.
Fortive Corporate Allocations
Prior to the separation from Fortive, Ralliant was allocated corporate costs to each of its segments as part of Fortive’s corporate cost allocation process. During the second quarter, Ralliant incurred incremental costs with the establishment of a separate corporate function, primarily related to employee compensation and IT system costs, as well as incremental standalone public company costs such as corporate governance costs, including audit and other professional services fees, consulting and legal fees, and stock exchange listing fees. The Ralliant corporate costs are primarily allocated to each of its segments, while the incremental standalone public company costs are reported as unallocated corporate costs. The Fortive corporate cost allocations are duplicative with the Ralliant corporate costs allocated to its segments and were therefore considered to be a non-GAAP adjustment in the second quarter of 2025.

Organic Revenue Growth
Ralliant uses the term “organic revenue growth” (including segment organic revenue growth) when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of foreign currency translation. The portion of sales attributable to acquisitions or acquired businesses refers to sales from acquisitions or acquired businesses prior to the first anniversary of the acquisition date less the amount of sales attributable to certain businesses or product lines that, at the time of reporting, have been divested or are pending divestiture but are not, and will not be, considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of foreign currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in the Company’s business and facilitating comparisons of its revenue performance with prior and future periods and to the Company’s peers. The Company excludes the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between the Company and its peers. The Company excludes the effect of foreign currency translation from organic revenue growth because the impact of currency translation is not under management’s control and is subject to volatility.
Free Cash Flow
Ralliant uses the term “free cash flow” when referring to net cash provided by operating activities calculated according to GAAP less payments for capital expenditures.

Management believes this non-GAAP measure provides useful information to investors in assessing the Company’s ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay its debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as debt service requirements and other non-discretionary expenditures.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share (Unaudited)

	Three Months Ended
($ in millions, except per share values)	July 3, 2026		April 3, 2026		June 27, 2025
		Per share values		Per share values		Per share values
Net earnings and diluted net earnings per share (GAAP)	$57.2	$0.51	$44.2	$0.39	$47.6	$0.42
Amortization of acquisition related intangible assets	22.2	0.20	22.3	0.20	21.9	0.19
Acquisition and divestiture related adjustments and costs	—	—	—	—	1.4	0.01
Discrete restructuring charges	—	—	2.1	0.02	0.4	—
Fortive corporate allocations	—	—	—	—	10.1	0.09
Tax effect of the adjustments reflected above	(3.2)	(0.03)	(3.8)	(0.03)	(5.7)	(0.05)
Adjusted net earnings and adjusted diluted net earnings per share (Non-GAAP)	$76.2	$0.68	$64.8	$0.57	$75.7	$0.67

Average common diluted stock outstanding (shares in millions)		112.6		113.2		112.7
The sum of the components of adjusted diluted net earnings per share may not foot due to rounding.

Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted EBITDA, and Normalized Adjusted EBITDA Margin (Unaudited)

	Three Months Ended
($ in millions)	July 3, 2026	April 3, 2026	June 27, 2025
Revenue (GAAP)	$567.8	$534.6	$503.3

Net earnings (GAAP)	$57.2	$44.2	$47.6
Interest expense, net	13.8	14.7	—
Income tax expense	11.3	8.7	11.3
Depreciation	7.9	7.4	6.7
Amortization	22.2	22.3	21.9
EBITDA (Non-GAAP)	112.3	97.3	87.5
Acquisition and divestiture related adjustments and costs	—	—	1.4
Discrete restructuring charges	—	2.1	0.4
Fortive corporate allocations	—	—	10.1
Adjusted EBITDA (Non-GAAP)	112.3	99.4	99.4
Normalizing Adjustment (a)	—	—	(19.3)
Normalized Adjusted EBITDA (Non-GAAP)	$112.3	$99.4	$80.1

Net earnings margin (GAAP)	10.1%	8.3%	9.5%
Adjusted EBITDA margin (Non-GAAP)	19.8%	18.6%	19.8%
Normalized adjusted EBITDA margin (Non-GAAP)	19.8%	18.6%	15.9%
The sum of the components of EBITDA may not equal due to rounding.
(a) Normalizing adjustment reflects additional standalone public company costs ($19.3M in Q2 2025), corresponding to approximately $175M quarterly run-rate for adjusted operating expenses.

Segment Adjusted EBITDA, Segment Adjusted EBITDA Margin, Segment Normalized Adjusted EBITDA, and Segment Normalized Adjusted EBITDA Margin (Unaudited)

	Three Months Ended
	July 3, 2026			April 3, 2026			June 27, 2025
($ in millions)	Sensors and Safety Systems	Test and Measurement	Unallocated Corporate Costs and Other(a)	Sensors and Safety Systems	Test and Measurement	Unallocated Corporate Costs and Other(a)	Sensors and Safety Systems	Test and Measurement	Unallocated Corporate Costs and Other(a)
Revenue (GAAP)	$346.5	$221.3	$—	$324.4	$210.2	$—	$310.8	$192.5	$—

Operating profit (loss) (GAAP)	$98.5	$5.4	$(21.7)	$88.7	$(3.2)	$(17.4)	$79.5	$(14.3)	$(6.3)
Amortization of acquisition-related intangible assets	0.3	21.9	—	0.3	22.0	—	0.6	21.3	—
Acquisition related adjustments and costs	—	—	—	—	—	—	—	1.4	—
Discrete restructuring charges	—	—	—	—	2.1	—	—	0.4	—
Fortive corporate allocations	—	—	—	—	—	—	5.3	4.8	—
Depreciation	3.1	4.6	0.2	3.0	4.3	0.1	2.9	3.8	—
Other	—	0.5	(0.5)	0.1	(0.1)	(0.5)	—	—	—
Adjusted EBITDA (Non-GAAP)	101.9	32.4	(22.0)	92.1	25.1	(17.8)	88.3	17.4	(6.3)
Normalizing Adjustment (b)	—	—	—	—	—	—	(7.9)	(3.5)	(7.9)
Normalized Adjusted EBITDA (Non-GAAP)	$101.9	$32.4	$(22.0)	$92.1	$25.1	$(17.8)	$80.4	$13.9	$(14.2)

Operating profit (loss) margin (GAAP)	28.4%	2.4%		27.3%	(1.5)%		25.6%	(7.4)%
Adjusted EBITDA margin (Non-GAAP)	29.4%	14.7%		28.4%	11.9%		28.4%	9.0%
Normalized adjusted EBITDA margin (Non-GAAP)	29.4%	14.7%		28.4%	11.9%		25.9%	7.2%
The sum of the components of adjusted EBITDA may not equal due to rounding.
(a) Amounts primarily related to standalone public company costs.
(b) Normalizing adjustment reflects additional standalone public company costs ($19.3M in Q2 2025), corresponding to approximately $175M quarterly run-rate for adjusted operating expenses.

Organic Revenue Growth (Unaudited)

	Three Months Ended July 3, 2026 vs. Comparable 2025 Period
	Ralliant	Sensors and Safety Systems	Test and Measurement
Total revenue growth (GAAP)	12.8%	11.5%	14.9%
Impact of:
Currency exchange rates	(0.2)%	(0.7)%	0.7%
Organic revenue growth (Non-GAAP)	12.6%	10.8%	15.6%

Free Cash Flow (Unaudited)

	Three Months Ended
($ in millions)	July 3, 2026	June 27, 2025
Operating cash flows (GAAP)	$105.5	$85.6
Less: Purchases of property, plant & equipment (capital expenditures) (GAAP)	(6.4)	(11.6)
Free cash flow (Non-GAAP)	$99.1	$74.0

Trailing Twelve Months
($ in millions)	July 3, 2026
Operating cash flows (GAAP)	$364.8
Less: Purchases of property, plant & equipment (capital expenditures) (GAAP)	(37.1)
Free cash flow (Non-GAAP)	$327.7